UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2005
CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3160 Porter Drive, Palo Alto, California 94304
(Address of principal executive offices, including zip code)
(650) 843-2800
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 2.02 Results of Operations and Financial Condition.
     On November 1, 2005, Connetics Corporation (the “Company”) issued a press release announcing earnings for the quarter ended September 30, 2005. A copy of the earnings release is furnished as Exhibit 99.1 to this report.
Item 8.01 Other Events.
     On October 31, 2005, the Company’s Board of Directors authorized the repurchase of $50 million of the Company’s common stock pursuant to a share repurchase program (the “Repurchase Program”). The Company may conduct its purchases from time to time in both privately negotiated and open market transactions or under Rule 10b5-1 of the Securities Exchange Act of 1934 for a period of up to one year, subject to management’s evaluation of market conditions, applicable legal requirements and other factors. The Repurchase Program does not require Connetics to purchase a specific number of shares.
     A copy of the press release announcing the Repurchase Program is filed as Exhibit 99.2 to this report.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 1, 2005
99.2	Press Release dated November 1, 2005
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION
By:	/s/ John L. Higgins
John L. Higgins
Executive Vice President, Finance and Corporate Development and Chief Financial Officer

Date: November 1, 2005

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated November 1, 2005
99.2	Press Release dated November 1, 2005